Exhibit 99.B(d)(23)

SCHEDULE A

TO THE

SUB-ADVISORY AGREEMENT

BETWEEN

SEI INVESTMENTS MANAGEMENT CORPORATION

AND

DELAWARE MANAGEMENT COMPANY,

A SERIES OF DELAWARE MANAGEMENT BUSINESS TRUST

As of January 4, 2010, as amended March 25, 2011

SEI INSTITUTIONAL INVESTMENTS TRUST

Large Cap Fund

Large Cap Diversified Alpha Fund

Emerging Markets Equity Fund

SCHEDULE B

TO THE

SUB-ADVISORY AGREEMENT

BETWEEN

SEI INVESTMENTS MANAGEMENT CORPORATION

AND

DELAWARE MANAGEMENT COMPANY,

A SERIES OF DELAWARE MANAGEMENT BUSINESS TRUST

As of January 4, 2010, as amended March 25, 2011

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI INSTITUTIONAL INVESTMENTS TRUST

Large Cap Fund	X.XX%

Large Cap Diversified Alpha Fund

X.XX% of the combined assets of the SIMT Large Cap and SIIT Large Cap Diversified Alpha Funds under management up to and including $XX million; X.XX% of the combined assets of the SIMT Large Cap and SIIT Large Cap Diversified Alpha Funds under management above $XX million.

The SIMT Large Cap and SIIT Large Cap Diversified Alpha Fund’s fee will be its pro rata portion of the total fee calculated as set forth above.

Emerging Markets Equity Fund

The fee for the Emerging Markets Equity mandate (within the SIIT Emerging Markets Equity Fund) will be calculated based on the average daily value of the Assets of the Fund managed by the Sub-Adviser aggregated with the average daily value of the assets of such other SEI mutual funds or accounts with similar mandates (i.e., emerging markets) as the Sub-Adviser may now or in the future agree to provide investment advisory/sub-advisory services.  For the avoidance of doubt, the term “similar mandates” does not include developed markets or international, non-emerging markets mandates.

The Emerging Markets Equity mandate’s fee will be its pro rata portion of the total fee calculated as set forth below:

X.XX% on the first $XX million of Assets;

X.XX% on Assets over $XX million.

As of the effective date of this amendment the Emerging Markets Equity funds are as follows:

•                  SIIT Emerging Markets Equity Fund;

•                  SIT Emerging Markets Equity Fund;

•                  Emerging Markets Equity Fund (SEI Canada);

•                  SEI Global Master Fund plc the SEI Emerging Markets Equity Fund

Agreed and Accepted:

SEI INVESTMENTS MANAGEMENT	DELAWARE MANAGEMENT COMPANY
CORPORATION	SERIES OF DELAWARE MANAGEMENT BUSINESS TRUST

By:	By:

/s/ Sandra M. Schaufler	/s/ Theodore K. Smith

Name:	Name:

Sandra M. Schaufler	Theodore K. Smith

Title:	Title:

Vice President	Executive Vice President